Exhibit 10.1

                                                            EXECUTION COPY




                                CREDIT AGREEMENT

                           DATED AS OF MARCH 10, 2008

                                      Among

                         CITIZENS COMMUNICATIONS COMPANY

                                as the Borrower,

                                       and

                                  COBANK, ACB,

          as the Administrative Agent, the Lead Arranger and a Lender,

                                       and

                      the other Lenders referred to herein


                                TABLE OF CONTENTS
                                -----------------


SECTION 1 AMOUNTS AND TERMS OF TERM LOAN FACILITY.................................................................1

         1.1      Loan............................................................................................1
         1.2      Interest........................................................................................1
         1.3      Notice of Borrowing, Conversion or Continuation of Loans........................................4
         1.4      Fees and Expenses...............................................................................5
         1.5      Payments........................................................................................6
         1.6      Termination of the Term Loan Commitment and Repayments of Loans.................................6
         1.7      Voluntary Prepayments...........................................................................9
         1.8      Application of Prepayments and Repayments; Payment of Breakage Fees, Etc........................9
         1.9      Loan Accounts...................................................................................9
         1.10     Changes in LIBOR Rate Availability..............................................................9
         1.11     Capital Adequacy and Other Adjustments.........................................................10
         1.12     Optional Prepayment/Replacement of Lender in Respect of Increased Costs........................11
         1.13     Taxes..........................................................................................12
         1.14     Changes in Laws................................................................................14
         1.15     Term of This Agreement.........................................................................14

SECTION 2 AFFIRMATIVE COVENANTS..................................................................................15

         2.1      Existence; Businesses and Properties...........................................................15
         2.2      Maintaining Records............................................................................16
         2.3      Use of Proceeds................................................................................16
         2.4      CoBank Patronage Capital.......................................................................16

SECTION 3 NEGATIVE COVENANTS.....................................................................................17

         3.1      Liens; Restrictions on Sales of Receivables....................................................17
         3.2      Ownership of the Principal Subsidiaries........................................................18
         3.3      Asset Sales....................................................................................18
         3.4      Mergers........................................................................................18
         3.5      Restrictions on Dividends......................................................................18
         3.6      Transactions with Affiliates...................................................................19
         3.7      Guarantees.....................................................................................19

SECTION 4 FINANCIAL COVENANTS AND REPORTING......................................................................19

         4.1      Total Leverage Ratio...........................................................................19
         4.2      Financial Statements and Other Reports.........................................................19
         4.3      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.............22

SECTION 5 REPRESENTATIONS AND WARRANTIES.........................................................................22

         5.1      Organization, Powers, Governmental Approvals...................................................22
         5.2      Financial Statements...........................................................................23


                                       i

         5.3      No Material Adverse Effect.....................................................................23
         5.4      Title to Properties; Possession Under Leases...................................................23
         5.5      Ownership of Subsidiaries......................................................................24
         5.6      Litigation; Compliance with Laws...............................................................24
         5.7      Agreements.....................................................................................24
         5.8      Federal Reserve Regulations....................................................................25
         5.9      Investment Company Act; Public Utility Holding Company Act.....................................25
         5.10     Use of Proceeds................................................................................25
         5.11     Tax Returns....................................................................................25
         5.12     No Material Misstatements......................................................................25
         5.13     Employee Benefit Plans.........................................................................25
         5.14     Insurance......................................................................................26

SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES..............................................................26

         6.1      Event of Default...............................................................................26
         6.2      Suspension of the Term Loan Commitment.........................................................28
         6.3      Acceleration...................................................................................28
         6.4      Rights of Collection...........................................................................28
         6.5      Consents.......................................................................................28
         6.6      Set Off and Sharing of Payments................................................................29
         6.7      Application of Payments........................................................................29
         6.8      Adjustments....................................................................................29

SECTION 7 CONDITIONS TO THE TERM LOAN............................................................................30

         7.1      Conditions to the Term Loan....................................................................30
         7.2      Other Conditions to the Term Loan..............................................................31

SECTION 8 ASSIGNMENT AND PARTICIPATION; AGENCY PROVISIONS........................................................32

         8.1      Assignments and Participations in Loans and Notes..............................................32
         8.2      Agents.........................................................................................35
         8.3      Amendments, Consents and Waivers for Certain Actions...........................................39
         8.4      Disbursement of Funds..........................................................................39
         8.5      Disbursements of Advances; Payments............................................................40

SECTION 9 MISCELLANEOUS..........................................................................................41

         9.1      Indemnities....................................................................................41
         9.2      Amendments and Waivers.........................................................................41
         9.3      Notices........................................................................................42
         9.4      Failure or Indulgence Not Waiver; Remedies Cumulative..........................................42
         9.5      Marshaling; Payments Set Aside.................................................................43
         9.6      Severability...................................................................................43
         9.7      The Lenders' Obligations Several; Independent Nature of the Lenders' Rights....................43
         9.8      Headings.......................................................................................43
         9.9      Applicable Law.................................................................................43
         9.10     Successors and Assigns.........................................................................43

                                       ii

         9.11     No Fiduciary Relationship......................................................................43
         9.12     Construction...................................................................................43
         9.13     Confidentiality................................................................................44
         9.14     Consent to Jurisdiction and Service of Process.................................................44
         9.15     Waiver of Jury Trial...........................................................................45
         9.16     Survival of Warranties and Certain Agreements..................................................45
         9.17     Entire Agreement...............................................................................46
         9.18     Counterparts; Effectiveness....................................................................46
         9.19     Patriot Act....................................................................................46

SECTION 10 DEFINITIONS...........................................................................................46

         10.1     Certain Defined Terms..........................................................................46
         10.2     Other Definitional Provisions..................................................................57

                                    SCHEDULES

         Schedule 3.7       Existing Guarantees
         Schedule 10.1(A)   Lender Commitments and Commitment Percentages

                                    EXHIBITS

         Exhibit 1.3        Form of Notice of Borrowing/Conversion/Continuation
         Exhibit 4.2(C)     Form of Compliance Certificate
         Exhibit 10.1(A)    Form of Assignment and Assumption
         Exhibit 10.1(B)    Form of Term Loan Note

                             INDEX OF DEFINED TERMS


         Defined Term                                    Defined in Section
         ------------                                    ------------------

         Adjustment Date                                        ss.10.1
         Administrative Agent                                   ss.10.1
         Administrative Questionnaire                           ss.10.1
         Affected Lender                                        ss.1.12
         Affiliate                                              ss.10.1
         Agent(s)                                               ss.10.1
         Agreement                                              ss.10.1
         Applicable Law                                         ss.10.1
         Approved Fund                                          ss.10.1
         Asset Exchange                                         ss.10.1
         Assignment and Assumption                              ss.10.1
         Availability Period                                    ss.10.1
         Bankruptcy Code                                        ss.10.1
         Base Rate                                              ss.10.1
         Base Rate Loans                                        ss.10.1
         Benefited Lender                                       ss.6.8
         Board                                                  ss.10.1
         Borrower                                               Preamble
         Borrowing Approvals                                    ss.5.1(B)
         Breakage Fee                                           ss.1.4(C)
         Budget                                                 ss.10.1
         Business Day                                           ss.10.1
         Calculation Period                                     ss.10.1
         Capital Lease Obligations                              ss.10.1
         Certificate of Exemption                               ss.1.13(B)
         Change in Control                                      ss.10.1
         Closing Date                                           ss.10.1
         CoBank                                                 Preamble
         Communications Act                                     ss.10.1
         Communications System                                  ss.10.1
         Compliance Certificate                                 ss.4.2(C)
         Consolidated Net Worth                                 ss.10.1
         Consolidated Tangible Assets                           ss.10.1
         Control                                                ss.10.1
         Default                                                ss.10.1
         EBITDA                                                 ss.10.1
         Eligible Assignee                                      ss.10.1
         Environmental Laws                                     ss.10.1
         ERISA                                                  ss.10.1
         ERISA Affiliate                                        ss.10.1
         ERISA Event                                            ss.10.1
         Event of Default                                       ss.6.1
         FCC                                                    ss.10.1

         Foreign Lender                                         ss.1.13(B)
         Fund                                                   ss.10.1
         Funding Date                                           ss.7.2
         GAAP                                                   ss.10.1
         Governmental Approvals                                 ss.10.1
         Governmental Authority                                 ss.10.1
         Guarantee                                              ss.10.1
         Guaranty Agreement                                     ss.10.1
         Indebtedness                                           ss.10.1
         Indemnitees                                            ss.9.1
         Interest Period                                        ss.1.2(C)
         Investment                                             ss.10.1
         IRC                                                    ss.10.1
         Lead Arranger                                          ss.10.1
         Lenders                                                Preamble
         LIBOR                                                  ss.10.1
         LIBOR Loans                                            ss.10.1
         LIBOR Margin                                           ss.10.1
         Licenses                                               ss.10.1
         Lien                                                   ss.10.1
         Loan(s)                                                ss.10.1
         Loan Documents                                         ss.10.1
         Margin Regulations                                     ss.10.1
         Material Adverse Effect                                ss.10.1
         Material Transaction                                   ss.10.1
         Multi-employer Plan                                    ss.10.1
         Note(s)                                                ss.10.1
         Notice of Borrowing/Conversion/Continuation            ss.1.3
         Obligations                                            ss.10.1
         Participant                                            ss.8.1(D)
         Patriot Act                                            ss.9.19
         PBGC                                                   ss.10.1
         PCS System                                             ss.10.1
         PCS                                                    ss.10.1
         Pension Plan                                           ss.10.1
         Person                                                 ss.10.1
         Plan                                                   ss.10.1
         Principal Subsidiary                                   ss.10.1
         Pro Rata Share                                         ss.10.1
         PUC                                                    ss.10.1
         Register                                               ss.8.1(C)
         Regulation D                                           ss.10.1
         Regulation T                                           ss.10.1
         Regulation U                                           ss.10.1
         Regulation X                                           ss.10.1
         Related Parties                                        ss.10.1
         Release                                                ss.10.1
         Replacement Lender                                     ss.1.12(1)

         Reportable Event                                       ss.10.1
         Representatives                                        ss.8.2(E)
         Requisite Lenders                                      ss.10.1
         Restricted Payment                                     ss.10.1
         SEC                                                    ss.4.2(E)
         Securitization Transaction                             ss.10.1
         Security Documents                                     ss.10.1
         Specified Substance                                    ss.10.1
         Subsidiary                                             ss.10.1
         Swap Contract                                          ss.10.1
         Swap Termination Value                                 ss.10.1
         Tax Liabilities                                        ss.1.13(A)
         Term Loan                                              ss.10.1
         Term Loan Commitment                                   ss.10.1
         Term Loan Commitment Fee                               ss.1.4(A)
         Term Loan Facility                                     ss.10.1
         Term Loan Maturity Date                                ss.10.1
         Term Loan Note(s)                                      ss.10.1
         Total Indebtedness                                     ss.10.1
         Total Leverage Ratio                                   ss.10.1

                                CREDIT AGREEMENT
                                ----------------

     This CREDIT AGREEMENT is entered into as of March 10, 2008, among CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), COBANK, ACB (individually, "CoBank"), as the Administrative Agent, the Lead Arranger and a Lender, and such other Lenders as may from time to time become a party to this Agreement (together with their respective successors and assigns, including any Eligible Assignee (as defined herein), collectively, the "Lenders"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Subsection 10.1.

                                R E C I T A L S:

     WHEREAS, the Borrower desires that the Lenders extend to the Borrower a term loan facility, the proceeds of which are to be available to refinance a portion of the Borrower's existing outstanding Indebtedness; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                     AMOUNTS AND TERMS OF TERM LOAN FACILITY

     1.1 Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower contained herein and in the other Loan Documents:

          (A) Term Loan Facility. Each Lender, severally and not jointly, agrees to lend to the Borrower, in one or more advances to be made during the Availability Period, its Pro Rata Share of the Term Loan Commitment; provided all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived by the Administrative Agent as provided herein. Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed.

          (B) Notes. To the extent requested by a Lender, the Borrower shall execute and deliver to such Lender a Term Loan Note in the principal amount of such Lender's Pro Rata Share of the Term Loan Commitment.

          (C) Advances. The advance under the Term Loan will be made available by wire transfer of immediately available funds. The wire transfer will be made to such account or accounts as may be authorized by the Borrower.

     1.2 Interest.

          (A) Interest Options.

               (i) From the date the Term Loan is made, based upon the election of the Borrower, at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection and Subsection 1.2(G)), the Term Loan shall accrue interest as follows:

                    (1) as a Base  Rate  Loan,  at the sum of the Base Rate plus
               1.00%; or

                    (2) as a LIBOR Loan, for the applicable  Interest Period, at the sum of LIBOR plus the LIBOR Margin applicable to such Loan from time to time as provided in Subsection 1.2(B).

               (ii) Except as otherwise provided in Subsection 1.2(E), interest on all Obligations other than interest payments required pursuant to Subsection 1.2(A)(i) above not paid when due will accrue at the Base Rate plus 1.00% per annum.

          (B) Applicable Margins. Initially, and continuing through the day immediately preceding the first Adjustment Date, the applicable LIBOR Margin shall be 1.75% per annum. Commencing on such Adjustment Date, the applicable LIBOR Margin shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the applicable Total Leverage Ratio of the Borrower, determined on a consolidated basis for the Borrower and its Subsidiaries; provided, that effective (i) upon the occurrence of an Event of Default and notice from the Administrative Agent or Requisite Lenders and until such Event of Default is cured or waived or (ii) in the event that the Administrative Agent shall not receive the financial statements and Compliance Certificate required pursuant to Subsections 4.2(A), 4.2(B) and 4.2(C) when due, from such due date and until the Business Day following the Administrative Agent's receipt of such overdue financial statements and Compliance Certificate, the applicable LIBOR Rate Margin shall be 2.00% per annum.


                                      PRICING TABLE
                                      -------------

                     Total Leverage Ratio            LIBOR Margin
                ------------------------------- ------------------------
                         > 4.00:1.0                     2.00%
                ------------------------------- ------------------------
                         < 4.00:1.0                     1.75%


          (C) Interest Periods. Each LIBOR Loan may be obtained for a one, two, three or six month period, or such longer period as may be agreed by all of the Lenders (each such period being an "Interest Period"). With respect to all LIBOR Loans:

     (i) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which any portion of any Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

     (ii) if the Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

     (iii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period; and

     (iv) no Interest Period shall be selected under the Term Loan Facility if, in order to make scheduled repayments of such Term Loan required pursuant to Subsection 1.6(B), repayment of all or any portion of the LIBOR Loan prior to the expiration of such Interest Period would be necessary.

     (D) Calculation and Payment. Interest on Base Rate Loans shall be calculated on the basis of a 365-6-day year for the actual number of days elapsed. Interest on LIBOR Loans and all other Obligations, including amounts due under Subsection 1.4, shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding or conversion to a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of any Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one day's interest shall be charged.

     Interest accruing on Base Rate Loans is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter; (ii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid; and (iii) the Term Loan Maturity Date, whether by acceleration or otherwise, with respect to the principal to be repaid. Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each applicable Interest Period; (ii) if the Interest Period is longer than three months, on each three-month anniversary of the commencement date of such Interest Period; (iii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid; and (iv) the Term Loan Maturity Date, whether by acceleration or otherwise, with respect to the principal to be repaid.

     (E) Default Rate of Interest. At the election of the Administrative Agent or the Requisite Lenders, after the occurrence of an Event of Default pursuant to either Subsection 6.1(A) or 6.1(C) and for so long as it continues, all Loans and other Obligations shall bear interest at rates that are 2.00% in excess of the rates otherwise in effect (after giving effect to the proviso in the second sentence of Subsection 1.2(B)) with respect to such Loans and other Obligations.

     (F) Excess Interest. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by the Borrower to the Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders or any Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law. If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit of such validity prescribed by Applicable Law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from circumstances whatsoever the Lenders or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest. Additionally, should the method used for calculating interest (i.e., using a 360-day year) be unlawful, such calculation method shall be automatically changed to a 365/6-day year or such other lawful calculation method as is reasonably acceptable to the Administrative Agent. This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

     (G) Selection, Conversion or Continuation of Loans; LIBOR Availability. The Borrower shall have the option to (i) select all or any part of a new borrowing under the Term Loan Facility to be a Base Rate Loan or a LIBOR Loan, in an aggregate principal amount equal to at least $25,000,000 and any whole multiple of $250,000 in excess thereof, and in the case any portion of such borrowing is a LIBOR Loan, such LIBOR Loan shall be in a principal amount equal to $1,000,000 or in any whole multiple of $500,000 in excess thereof, (ii) convert at any time all or any portion of any Base Rate Loan(s) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into a LIBOR Loan, (iii) upon the expiration of its Interest Period, convert all or any part of any LIBOR Loan into a Base Rate Loan, and (iv) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount of $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans, for such new Interest Period(s) as selected by the Borrower. During any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into a Base Rate Loan and the LIBOR option will not be available to the Borrower until all Events of Default are cured or waived. In the event the Borrower fails to elect a LIBOR Loan upon any advance hereunder or upon the termination of any Interest Period, the Borrower shall be deemed to have elected to have such amount constitute a Base Rate Loan. Notwithstanding the foregoing, there may be no more than an aggregate of five LIBOR or Base Rate Loans outstanding under the Term Loan Facility at any one time.

     1.3 Notice of Borrowing, Conversion or Continuation of Loans. Whenever the Borrower desires to request the Term Loan pursuant to Subsection 1.1 or to convert or continue Loans pursuant to Subsection 1.2(G), the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a "Notice of Borrowing/Conversion/Continuation"), (i) if requesting a borrowing of, conversion to or continuation of a Base Rate Loan (or any portion thereof), not later than 11:00 a.m. (Denver, Colorado time), one Business Day before the proposed borrowing, conversion or continuation is to be effective or (ii), if requesting a borrowing of, a conversion to or a continuation of a LIBOR Loan, not later than 11:00 a.m. (Denver, Colorado time), three Business Days before the proposed borrowing, conversion or continuation is to be effective. Each Notice of Borrowing/Conversion/Continuation shall specify
(a) the Loan (or portion thereof) to be advanced, converted or continued and, with respect to any LIBOR Loan to be converted or continued, the last day of the current Interest Period therefor, (b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day), (c) the principal amount of such Loan to be borrowed, converted or continued and (d) the Interest Period to be applicable to any new LIBOR Loan. In the event the Borrower fails to elect a LIBOR Loan upon any advance hereunder or upon the termination of any Interest Period, the Borrower shall be deemed to have elected to have such amount constitute a portion of the Base Rate Loan under the Term Loan Facility.

     1.4 Fees and Expenses.

     (A) Loan Commitment Fees. From and including the Closing Date through and excluding the last day of the Availability Period, the Borrower shall pay to the Administrative Agent, for the benefit of all the Lenders (based upon their respective Pro Rata Shares of the Term Loan Commitment), a fee (the "Term Loan Commitment Fee") in an amount equal to the average daily unused portion of the Term Loan Commitment multiplied by 0.25% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. Such fees are to be paid in arrears on the last day of the of the Availability Period.

     (B) Certain Other Fees. The Borrower shall pay the fees specified in that certain letter agreement, dated February 8, 2008, between the Borrower and the Lead Arranger, at such times and to such entities as specified in such letter agreement.

     (C) Breakage Fees. Upon any repayment or payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), the Borrower shall pay the Administrative Agent, for the benefit of all affected Lenders, an amount (the "Breakage Fee") equal to the amount of any losses, reasonable expenses and liabilities (including any loss (including interest paid) sustained by each such affected Lender in connection with the re-employment of such funds) that each such affected Lender may sustain as a result of the payment of such LIBOR Loan on such day. For purposes of calculating amounts payable by the Borrower to the Lenders under this Subsection 1.4(C), each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded. In addition, upon any repayment or prepayment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), the Borrower shall pay the Administrative Agent, individually and not for the benefit of the Lenders, an administrative fee of $300.

     (D) Expenses and Attorneys Fees. In addition to fees due under  Subsections
1.4 (A) and 1.4(B), the Borrower agrees to pay promptly all reasonable fees, costs and expenses (including those of attorneys) incurred by the Administrative Agent or the Lead Arranger in connection with (i) the syndication of the credit facility contained herein and the preparation and negotiation of this Agreement and the other Loan Documents and (ii) in the case of the Administrative Agent only, the continued administration of the Loan Documents, including any such reasonable fees, costs and expenses incurred in connection with any amendments, supplements, modifications and waivers of any Loan Document. In addition to fees due under Subsections 1.4(A) and 1.4(B), the Borrower agrees to pay promptly all reasonable out-of-pocket fees, costs and expenses (including those of attorneys, provided that the Borrower shall only be obligated to reimburse for one set of attorneys for the Administrative Agent and the Lenders unless the Administrative Agent or any Lender reasonably determines that due to a conflict or otherwise its interests are better represented by separate counsel) incurred by each of the Administrative Agent and the Lenders in connection with any Default or Event of Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from the Borrower. All fees, costs and expenses for which the Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred.

     1.5 Payments. All payments by the Borrower of the Obligations shall be made in same day funds and delivered to the Administrative Agent, for the benefit of itself and the Lenders, as applicable, by wire transfer to the following account or such other place as the Administrative Agent may from time to time designate in accordance with Subsection 9.3:

          CoBank, ACB
          Greenwood Village, Colorado
          ABA Number 3070-8875-4
          Reference:  CoBank for the benefit of Citizens Communications Company

     The Borrower shall receive credit on the day of receipt for funds received by the Administrative Agent by 11:00 a.m. (Denver, Colorado time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     To the extent the Borrower or any other party or Person makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or for the benefit of the Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, or any combination of the foregoing (whether by demand, litigation, settlement or otherwise), then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be remitted by the Administrative Agent to such Lender promptly after the Administrative Agent's receipt thereof, and such remittance shall be made in immediately available funds for the account of such Lender for the Loans or other obligation in respect of which such payment is made.

     1.6 Termination of the Term Loan Commitment and Repayments of Loans.

     (A) Termination of the Term Loan Commitment. The Term Loan Commitment shall be permanently reduced and terminated in full on the last day of the Availability Period.

     (B) Repayments of the Term Loan Facility. In addition to any prepayment made pursuant to Subsection 1.7 and subject to adjustment pursuant to Subsection 1.12, the Borrower shall repay the aggregate outstanding principal balance of the Term Loan in quarterly payments in the following amounts and on each of the following repayment dates as set forth below:

                           TERM LOAN - REPAYMENT TABLE
                           ---------------------------

======================================= ============================
         Quarterly Repayment            Quarterly Repayment Amount
                 Date
--------------------------------------- ----------------------------
June 30, 2008                                    $337,500
--------------------------------------- ----------------------------
September 30, 2008                               $337,500
--------------------------------------- ----------------------------
December 31, 2008                                $337,500
--------------------------------------- ----------------------------
March 31, 2009                                   $337,500
--------------------------------------- ----------------------------
June 30, 2009                                    $337,500
--------------------------------------- ----------------------------
September 30, 2009                               $337,500
--------------------------------------- ----------------------------
December 31, 2009                                $337,500
--------------------------------------- ----------------------------
March 31, 2010                                   $337,500
--------------------------------------- ----------------------------
June 30, 2010                                    $337,500
--------------------------------------- ----------------------------

======================================= ============================
         Quarterly Repayment            Quarterly Repayment Amount
                 Date
--------------------------------------- ----------------------------
September 30, 2010                               $337,500
--------------------------------------- ----------------------------
December 31, 2010                                $337,500
--------------------------------------- ----------------------------
March 31, 2011                                   $337,500
--------------------------------------- ----------------------------
June 30, 2011                                    $337,500
--------------------------------------- ----------------------------
September 30, 2011                               $337,500
--------------------------------------- ----------------------------
December 31, 2011                                $337,500
--------------------------------------- ----------------------------
March 31, 2012                                   $337,500
--------------------------------------- ----------------------------
June 30, 2012                                    $337,500
--------------------------------------- ----------------------------
September 30, 2012                               $337,500
--------------------------------------- ----------------------------
December 31, 2012                                $337,500
--------------------------------------- ----------------------------
March 31, 2013                                   $337,500
--------------------------------------- ----------------------------
June 30, 2013                                    $337,500
--------------------------------------- ----------------------------
September 30, 2013                              $63,956,250
--------------------------------------- ----------------------------
December 31, 2013                               $63,956,250
--------------------------------------- ----------------------------

; provided, however, that any outstanding principal balance of the Term Loan not sooner due and payable shall become due and payable on the Term Loan Maturity Date.

     All repayments of the Term Loan pursuant to this Subsection 1.6(B) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees and any other fees required pursuant to Subsection 1.4(C).

     1.7 Voluntary Prepayments. Subject to the provisions of Subsection 1.8, at any time, with one day's notice, the Borrower may prepay the Base Rate Loans, in whole or in part, without penalty. Subject to the provisions of Subsection 1.8, payment of the Breakage Fees and any other fees required pursuant to Subsection 1.4(C) and the notice requirement in the following sentence, at any time the Borrower may prepay any LIBOR Loan, in whole or in part. Notice of any prepayment of a LIBOR Loan shall be given not later than 11:00 a.m. (Denver, Colorado time) on the third Business Day preceding the date of prepayment. All prepayments shall be in a minimum amount of at least $1,000,000, or any whole multiple of $500,000 in excess thereof, shall be applied as to each Lender based upon its Pro Rata Share, and shall be paid and applied in accordance with Subsection 1.8. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and the Breakage Fees and any other fees required pursuant to Subsection 1.4(C).

     1.8 Application of Prepayments and Repayments; Payment of Breakage Fees, Etc. All prepayments and repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such Base Rate Loans and such LIBOR Loans as the Borrower shall direct in writing and, in the absence of such direction, shall first be applied to such Base Rate Loans, and then after payment in full of all Base Rate Loans to such LIBOR Loans, as in each case the Administrative Agent shall select. All prepayments and repayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and other fees required pursuant to Subsection 1.4(C) and all accrued interest on the amount prepaid or repaid. All prepayments applied to the Term Loan shall be applied to principal installments in the inverse order of maturity.

     1.9 Loan Accounts. The Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) the charging and payment of all fees, costs and expenses and (iii) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to the Lenders, absent manifest error, provided that any failure by the Administrative Agent to maintain such records shall not limit or affect the Borrower's obligation to pay.

     1.10 Changes in LIBOR Rate Availability.

     (A) In the event that, prior to the first day of any Interest Period (a) the Administrative Agent shall have determined that, by reason of circumstances generally affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or (b) the Requisite Lenders determine (and notify the Administrative Agent) that LIBOR applicable pursuant to Subsection 1.2(A)(i) for any requested Interest Period with respect to a proposed LIBOR Loan under the Term Loan Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders. If such notice is given, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (ii) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans, and (iii) any outstanding LIBOR Loans shall be converted, on the last day of the Interest Period applicable thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or construed as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

     (B) If the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental
Authority, central bank or comparable agency, shall make it unlawful or impossible for one or more of the Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice thereof to the Borrower and all other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of such Lender or Lenders to make LIBOR Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended with respect to the affected Lenders and (ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, the portion of the Loan held by the affected Lenders shall immediately be converted to a Base Rate Loan.

     1.11 Capital Adequacy and Other Adjustments.

     (A) If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan in an amount deemed by such Lender to be material, then such Lender shall submit a certificate to the Borrower setting forth the amount and demonstrating the calculation of such increased cost to such Lender. The Borrower shall be obligated to pay the amount of such increased cost to the Administrative Agent for the benefit of the affected Lender within 15 days after receipt of such certificate. Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

     (B) In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder in an amount deemed by such Lender to be material, then the Borrower shall be obligated to, from time to time within 15 days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to the Administrative Agent), pay to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to the Borrower and the Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

     (C) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under Subsections 1.11(A) or 1.11(B) with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in any law, rule, regulation, treaty or directive or in the interpretation thereof within such 120-day period. A Lender shall seek compensation for any increased costs or reduction under Subsections 1.11(A) or 1.11(B) only if such Lender is also seeking such increased costs or reductions from similarly situated borrowers of such Lender.

     (D) If (i) any Lender shall request compensation under this Subsection 1.11, (ii) any Lender delivers a notice described in Subsection 1.14 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Subsection 1.13, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Subsection 1.11 or enable it to withdraw its notice pursuant to Subsection 1.14 or would reduce amounts payable pursuant to Subsection 1.13, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

     1.12 Optional Prepayment/Replacement of Lender in Respect of Increased Costs. Within 15 days after receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in Subsections 1.11 or 1.14 or if it becomes illegal or impossible for any Lender to continue to fund or to make LIBOR Loans pursuant to Subsection 1.10(B), as a result of any condition described in either of such Subsections, then, unless such Lender has theretofore removed or cured the conditions creating the cause for such obligation to pay such additional amounts or for such illegality or impossibility, the Borrower may, at its option, notify the Administrative Agent and such Affected Lender of its intention to do one of the following:

     (1) The Borrower may obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to the Administrative Agent. In the event the Borrower obtains a Replacement Lender within 120 days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Term Loan Commitment to such Replacement Lender in an amount equal to the sum of the principal of and interest accrued to the date of such sale and assignment on the outstanding Loans of such Affected Lender, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

     (2) The Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Term Loan Commitment, in which case the Term Loan Commitment will be permanently reduced by the amount of such Pro Rata Share. The Borrower shall, within 120 days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including all applicable Breakage Fees and such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Term Loan Commitment, and upon such prepayment each scheduled repayment of the Term Loan pursuant to Subsection 1.6(B) shall be reduced on a proportional basis.

     1.13 Taxes.

     (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, however, any tax, levy, impost, deduction, charge or withholding, and all liabilities with respect thereto, with respect to any Foreign Lender as defined below, and any tax imposed on the revenues, income or net income of a Lender or the Administrative Agent by its jurisdiction of incorporation or by the federal, state, local or foreign taxing authorities in the jurisdiction in which the principal place of business of such Lender or the Administrative Agent is located or by any jurisdiction or taxing authority thereof or therein, with which such Lender or the Administrative Agent has or had a connection (other than a connection arising solely as a result of such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto, collectively, "Tax Liabilities"). If the Borrower shall be required by law to deduct any Tax Liabilities from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender or the Administrative Agent with respect to (i) any withholding tax that is imposed or amounts payable to any Lender or the Administrative Agent at the time such Lender or Administrative Agent becomes a party to this Agreement (or designates a new lending office) or (ii) any Tax Liabilities that are attributable to such Lender's or the Administrative Agent's failure to comply with the requirements of Subsections 1.13(B) or 1.13(C).

     (B) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside of the United States ("Foreign Lender") as to which payments made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to the Borrower and the Administrative Agent promptly upon becoming a Lender under this Agreement or when such Lender designates a new lending office a properly completed and executed United States Internal Revenue Service Form W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying that payments made to such Foreign Lender are not subject to withholding because they are effectively connected with the conduct of a trade or business in the United States (a "Certificate of Exemption").

     If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement or the Notes (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to the Borrower and the Administrative Agent within the time periods set forth in the preceding paragraph, the Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and the Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall, to the extent permitted by Applicable Law, cease or be reduced, as appropriate, upon delivery by such Foreign Lender of a Certificate of Exemption to the Borrower and the Administrative Agent.

     (C) Non-U.S. Withholding Taxes. A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under the Notes shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower, such properly completed and executed documentation that such Lender is legally entitled to complete, execute and deliver and is prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate.

     If a Lender is entitled to an exemption with respect to payments to be made to such Lender under this Agreement or the Notes (or to a reduced rate of withholding) and does not provide such documentation to the Borrower and the Administrative Agent within the time periods set forth in the preceding paragraph, the Borrower shall withhold taxes from payments to such Lender at the applicable statutory rates and the Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall, to the extent permitted by applicable law, cease or be reduced, as appropriate, upon delivery by such Lender of such documentation to the Borrower and the Administrative Agent.

     (D) Participations.  Each Lender that sells or grants a participation shall
(i) withhold or deduct from each payment to a Participant the amount of any tax required under Applicable Law to be withheld or deducted from such payment and not withheld or deducted therefrom by the Borrower or the Administrative Agent,
(ii) pay any tax so withheld or deducted by it to the appropriate taxing authority in accordance with Applicable Law and (iii) indemnify the Borrower and the Administrative Agent for any losses, costs and expenses that either of them may incur as a result of any failure to withhold or deduct and pay any tax to the extent the amount of such tax and losses, costs and expenses exceeds the amount of tax and losses, costs and expenses that would have been imposed in the absence of such participation.

     (E) Refunds. If the Administrative Agent or a Lender determines that it has received a refund of any Tax Liabilities as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Subsection 1.13, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Subsection 1.13 with respect to the Tax Liabilities giving rise to such refund) net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Subsection 1.13 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     1.14 Changes in Laws.  In the event that,  subsequent  to the Closing Date,
(i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by the Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, does or shall impose on the Administrative Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein and the result of any of the foregoing is to increase the cost to the Administrative Agent or any such Lender of making or continuing any Loan hereunder, or to reduce any amount receivable hereunder, as the case may be, then, in any such case, the Borrower shall be obligated to promptly pay to the Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate the Administrative Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by the Administrative Agent or such Lender with respect to this Agreement or the other Loan Documents. If the Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify the Borrower of the event by reason of which the Administrative Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Administrative Agent or such Lender to the Borrower and the Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted; provided, however, that this Subsection 1.14 shall not apply to any changes in law with respect to taxes.

     1.15 Term of This Agreement. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Term Loan Maturity Date. This Agreement shall remain in effect through and including, and (except with respect to provisions hereof expressly stated herein to survive any such termination) shall terminate immediately after, the date on which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full in cash.

                                   SECTION 2

                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall perform and comply with all covenants in this Section 2.

     2.1 Existence; Businesses and Properties.


     (A) Preserve and maintain, cause each of the Principal Subsidiaries to preserve and maintain, and cause each other Subsidiary to preserve and maintain (where the failure by any such other Subsidiary to so preserve and maintain would likely result in a Material Adverse Effect), its corporate existence, rights and franchises, except in connection with an Asset Exchange, provided, however, that the corporate existence of any Principal Subsidiary may be terminated if such termination is not disadvantageous in any material respect to the Administrative Agent or any Lender;

     (B) continue to own all of the outstanding shares of common stock of each Principal Subsidiary, except in connection with an Asset Exchange;

     (C) comply, and cause each of the Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws;

     (D) pay, and cause each of the Subsidiaries to pay, before any such amounts become delinquent, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being disputed in good faith, and the Borrower has maintained adequate reserves with respect thereto, in each case where the failure to so pay would be reasonably expected to cause a Material Adverse Effect;

     (E) keep, and cause each of the Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and such Subsidiary in all material respects;

     (F) continue to carry on, and cause each Principal Subsidiary to continue to carry on, substantially the same type of business as the Borrower or such Principal Subsidiary conducted as of the date hereof and business reasonably related thereto, except for changes in such business that result from an Asset Exchange; and

     (G) maintain or cause to be maintained insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business and the properties and business of the Subsidiaries against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances;

provided, however, that the foregoing shall not limit the right of the Borrower or any of its Subsidiaries to engage in any transaction not otherwise prohibited by Subsection 3.2, 3.3 or 3.4.

     2.2 Maintaining Records. Maintain all financial records in accordance with GAAP and, upon reasonable notice, permit the Administrative Agent and each Lender to visit and inspect the financial records of the Borrower at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by the
Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower with the appropriate officers thereof and, with the Borrower's consent (which shall not be unreasonably withheld), the independent accountants therefor; provided, however, that if the Borrower shall so require, a single representative shall be appointed by the Requisite Lenders to exercise the rights granted to the Lenders under this Subsection 2.2; provided, further, that when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing, upon reasonable notice, at any time during normal business hours (without appointment of a single representative by the Lenders).

     2.3 Use of Proceeds. The Borrower will use the proceeds of the Term Loan solely for the purposes described in the recital paragraphs to this Agreement.

     2.4 CoBank Patronage Capital. So long as CoBank is a Lender hereunder, the Borrower will acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank's Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that the Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of the Borrower's patronage with CoBank shall be governed by CoBank's Bylaws. CoBank agrees that all Loans that are made by CoBank and that are retained for its own account and not sold in a participation (except to a participant that makes patronage distributions to CoBank) shall be entitled to patronage distributions in accordance with CoBank's Bylaws; all Loans that are made by CoBank and are included in a sale of a participation (except to a participant that makes patronage distributions to CoBank) shall not be entitled to patronage distributions. CoBank's Pro Rata Share of the Loans and other Obligations due to CoBank shall be secured by a statutory first lien on all equity which the Borrower may now own or hereafter acquire in CoBank. Such equity shall not, however, constitute security for the Obligations due to any other Lender. CoBank shall not be obligated to set off or otherwise apply such equities to the Borrower's obligations to CoBank. In the event of any liquidation, sale, transfer or other disposition of collateral that includes the Borrower's participation certificates in CoBank, whether by foreclosure or otherwise, the proceeds attributable to such participation certificates shall be equal to the face value of such participation certificates as reflected in the official records of CoBank.

                                   SECTION 3

                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall perform and comply with all covenants in this Section 3, and the Borrower will not:

     3.1 Liens; Restrictions on Sales of Receivables. Create, incur, assume, or suffer to exist, or permit any of the Principal Subsidiaries to create, incur, assume, or suffer to exist, any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of the Borrower or any such Principal Subsidiary, or sell or assign any accounts receivable (other than in the ordinary course of business substantially in accordance with the Borrower's past practice), other than: (a) Liens incurred or deposits made in the ordinary course of business to secure surety and appeal bonds, leases, return-of-money bonds and other similar obligations (exclusive of obligations of the payment of borrowed money); (b) pledges or deposits to secure the utility obligations of the Borrower incurred in the ordinary course of business; (c) Liens upon or in property now owned or hereafter acquired to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any property, provided that such Indebtedness shall not exceed the fair market value of the property being acquired, constructed or improved; (d) Liens on the assets of any Principal Subsidiary to secure the repayment of project financing for such Principal Subsidiary; (e) Liens on the assets of any Person merged or consolidated with or into (in accordance with Subsection 3.4) the Borrower or any Principal Subsidiary that were in effect at the time of such merger or consolidation; (f) Liens for taxes, assessments and governmental charges or levies, which are not yet due or are which are being contested in good faith by appropriate proceedings; (g) Liens securing Indebtedness of the Borrower or any Principal Subsidiary to the Rural Electrification Administration or the Rural Utilities Service (or any successor to any such agency); (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings; (i) pledges or deposits in connection with workers' compensation laws or similar legislation or to secure public or statutory obligations; (j) Liens incurred on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (k) easements, rights of way, restrictions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business; (l) restrictions by Governmental
Authorities on the operations, business or assets of the Borrower or its Subsidiaries that are customary in the Borrower's and its Subsidiaries' businesses; (m) sales of accounts receivable pursuant to, and Liens existing or deemed to exist in connection with, any Securitization Transactions, provided the aggregate amount of all such Securitization Transactions shall not at any time exceed $150,000,000; and (n) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $25,000,000; provided, however, that the Borrower or any Principal Subsidiary may create, incur, assume or suffer to exist other Liens (in addition to Liens excepted by the foregoing clauses (a) through (n)) on its assets so long as such Liens equally and ratably secure the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

     3.2 Ownership of the Principal Subsidiaries. Sell, assign, pledge, or otherwise transfer or dispose of any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary, except (a) to another Subsidiary, or (b) in connection with an Asset Exchange; provided, however, that the Borrower may pledge any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary so long as such pledge equally and ratably secures the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

     3.3 Asset Sales. Except in connection with an Asset Exchange, permit any Principal Subsidiary to sell, assign, or otherwise dispose of telecommunications assets (whether in one transaction or a series of transactions), if the net, after-tax proceeds thereof are used by the Borrower or any Subsidiary to prepay (other than a mandatory prepayment in accordance with the terms of the applicable governing documents, including pursuant to any put provision) Indebtedness incurred after the date hereof which Indebtedness has a maturity later than the Term Loan Maturity Date (other than bridge or other financings incurred in connection with an asset purchase or sale, including acquisition indebtedness or indebtedness of an acquired entity).

     3.4 Mergers. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired); except in connection with an Asset Exchange, to any Person, or permit any Principal Subsidiary to do so, except that any Subsidiary may merge into or, subject to Subsection 3.3, transfer assets to the Borrower or any other Subsidiary and the Borrower may merge with any Person; provided that, immediately thereafter and after giving effect thereto, no event shall occur or be continuing which constitutes an Event of Default or a Default and, in the case of any such merger to which the Borrower is a party, either the Borrower is the surviving corporation or the surviving entity (if not the Borrower) has a Consolidated Net Worth (as determined in accordance with GAAP) immediately subsequent to such merger at least equal to the Consolidated Net Worth of the Borrower immediately prior to such merger and expressly assumes the obligations of the Borrower hereunder; provided, however, that, notwithstanding the foregoing, the Borrower and any of the Principal Subsidiaries may sell assets in the ordinary course of its business and may sell or otherwise dispose of worn out or obsolete equipment on a basis consistent with good business practices.

     3.5 Restrictions on Dividends.

     (A) Enter into or permit any Principal Subsidiary to enter into, any contract or agreement (other than with a governmental regulatory authority having jurisdiction over the Borrower or such Principal Subsidiary) restricting the ability of such Principal Subsidiary to pay dividends or make distributions to the Borrower in any manner that could reasonably be expected to impair the ability of the Borrower to meet its present and future obligations hereunder.

     (B) In the case of the Borrower only, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in each case if any Event of Default has occurred and is continuing at the time of such action or will result therefrom (but excluding the payment of dividends declared and announced by the Board of Directors at a time when no Event of Default existed).

     3.6 Transactions with Affiliates. Except in connection with an Asset Exchange, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) as otherwise may be required by any Federal or state Governmental Authority, or (iii) so long as such transactions are not materially disadvantageous to the Borrower.

     3.7 Guarantees. Permit any Subsidiary to enter into, directly or indirectly, any Guarantee of any Indebtedness of the Borrower or any Subsidiary unless the Obligations are Guaranteed on a pari passu basis pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, except (i) any Guarantee in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such Guarantee was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) any Guarantee in effect as of the Closing Date that is listed on Schedule 3.7, and (iii) additional Guarantees aggregating not more than $25,000,000 at any one time outstanding.

                                   SECTION 4

                        FINANCIAL COVENANTS AND REPORTING

     The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall perform and comply with all covenants in this Section 4. For the purposes of this Section 4, all covenants calculated for the Borrower shall be calculated on a consolidated basis for the Borrower and its Subsidiaries.

     4.1 Total Leverage Ratio. The Borrower shall maintain at all times, measured at each fiscal quarter end, a Total Leverage Ratio less than or equal to 4.5:1.0; provided, that if after the Closing Date the Borrower provides any other holder of Indebtedness with additional or more restrictive financial covenants than set forth in this Subsection 4.1, then this Agreement shall be deemed to include, and this Agreement shall be amended to contain, such additional and more restrictive financial covenants.

     4.2 Financial Statements and Other Reports. The Borrower will and will cause its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP consistently applied (it being understood that quarterly financial statements are not required to have footnote disclosures and are subject to normal year-end audit adjustments). The Borrower will deliver each of the financial statements and other reports described below to the Administrative Agent.

     (A) Quarterly Financials. As soon as available and in any event within 65 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower will deliver consolidated balance sheets of the Borrower and its Subsidiaries, as at the end of such fiscal quarter and the then elapsed portion of the applicable fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of the Borrower to the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Borrower's Quarterly Report on Form 10-Q (or any successor form) for such year).

     (B) Year-End Financials. As soon as available and in any event within 110 days after the end of each fiscal year of the Borrower, the Borrower will deliver (i) consolidated balance sheets of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower's Annual Report on Form 10-K (or any successor form) for such year) and (ii) a report with respect to the financial statements from a firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Administrative Agent, which report shall be without a "going concern" or like qualification and without any material qualification or exception as to the scope of such audit.

     (C) The Borrower Compliance Certificate. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Subsections 4.2(A) or 4.2(B), the Borrower will deliver a compliance certificate in substantially the same form as Exhibit 4.2(C) (each, a "Compliance Certificate") signed by the chief financial officer or the treasurer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (including with respect to any pro forma effect given to a Material Transaction) demonstrating compliance with Subsection 4.1 as of the last day of the most recent fiscal quarter covered by such financial statements.

     (D) Budget. As soon as available and in any event within 65 days after the end of each of the Borrower's fiscal years, the Borrower will deliver a Budget of the Borrower and its consolidated Subsidiaries for such fiscal year. As soon as available and in any event within 120 days after the end of each of the Borrower's fiscal years, the Borrower will deliver a Budget of the Borrower and its consolidated Subsidiaries for such fiscal year and the next succeeding four fiscal years.

     (E) SEC Filings. Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's public shareholders, and copies of all registration statements (other than those on Form S-8) and Form 8-K's (to the extent that such Form 8-K's disclose actual or potential adverse developments with respect to the Borrower or any of its Subsidiaries that constitute, or could reasonably be anticipated to constitute, a Material Adverse Effect) filed with the Securities and Exchange Commission (the "SEC") (or any successor thereto) or any national securities exchange.

     (F) Events of Default, Etc. Promptly upon any officer of the Borrower obtaining knowledge of any Event of Default or Default, the Borrower shall deliver a certificate of the Borrower's chief financial officer or treasurer, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

     (G) Litigation. Promptly upon any officer of the Borrower obtaining knowledge of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Subsidiaries which is reasonably likely to be adversely determined and which, if adversely determined, could reasonably be anticipated to result in a Material Adverse Effect, the Borrower will give notice thereof to the Administrative Agent and provide such other information as may be requested by the Administrative Agent and reasonably available to the Borrower to enable the Administrative Agent and its counsel to evaluate such matter.

     (H) Regulatory and Other Notices. Within 15 days after filing or receipt, copies of any non-ordinary course (as determined in good faith by the Borrower) filings or communications sent to or notices and other communications received by the Borrower or any of its Subsidiaries from any Governmental Authority, including the FCC, any applicable PUC and the SEC, relating to any noncompliance by the Borrower or any of its Subsidiaries with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

     (I) Material Adverse Effect. The Borrower will give prompt written notice to the Administrative Agent of any development with respect to the Borrower or any of its Subsidiaries that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     (J) ERISA Events. Promptly after becoming aware of any ERISA Event, which could reasonably be expected to have a Material Adverse Effect, the Borrower will give notice to the Administrative Agent thereof and provide such information relating thereto as may be requested by the Administrative Agent and reasonably available to the Borrower to enable the Administrative Agent and the Lenders to reasonably evaluate such matter.

     (K) Delivery of Information. Documents required to be delivered pursuant to Subsection 4.2(A), (B) or (E) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's on the Internet at the website address listed in Subsection 9.3; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Subsection 4.2(C) to the Administrative Agent. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     4.3 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to the Administrative Agent and the Lenders pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. For purposes of determining the Borrower's compliance with the financial covenant set forth in Subsection 4.1 of this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the
Borrower wishes to amend the covenant in Subsection 4.1 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Requisite Lenders wish to amend Subsection 4.1 or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Requisite Lenders.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Term Loan, the Borrower hereby represents and warrants to the Administrative Agent and each Lender on the Closing Date (except as may be set forth on the attached Schedules and acceptable to the Administrative Agent) and on the Funding Date that:

     5.1 Organization, Powers, Governmental Approvals.

     (A) The Borrower and each Principal Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and
(iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. The Borrower's execution, delivery and performance of the Loan Documents are within its corporate powers, have been duly authorized by all necessary action and do not violate or create a default under (a) law, (b) its constituent documents, or (c) any contractual provision binding upon it, except to the extent (in the case of violations or defaults described under clauses (a) or (c)) where such violation or default would not reasonably be expected to result in a Material Adverse Effect and would not have an adverse effect on the validity, binding effect or enforceability of this Agreement or any other Loan Documents and would not materially adversely affect any of the rights of the Administrative Agent or any Lender under or in connection with this Agreement or any other Loan Documents. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity, including an implied covenant of good faith and fair dealing).

     (B) Except for (i) any Governmental Approvals required in connection with any Borrowings (such approvals being "Borrowing Approvals") and (ii) any Governmental Approvals the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect or affect the validity or enforceability of this Agreement or any other Loan Document, all Governmental Approvals required in connection with the execution and delivery by the Borrower of this Agreement and the other Loan Documents and the performance by the Borrower of its obligations hereunder and thereunder have been, and, prior to the time of any Borrowing, all Borrowing Approvals will be, duly obtained, are (or, in the case of Borrowing Approvals, will be) in full force and effect without having been amended or modified in any manner that may impair the ability of the Borrower to perform its obligations under this Agreement, and are not (or, in the case of Borrowing Approvals, will not be) the subject of any pending appeal, stay or other challenge.

     5.2 Financial Statements. The Borrower has furnished to the Lenders, for itself and its Subsidiaries, its most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Such Forms 10-K and 10-Q do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Each of the financial statements in such Forms 10-K and 10-Q has been, and each of the financial statements to be furnished pursuant to Subsection 4.2 will be, prepared in accordance with GAAP applied consistently with prior periods, except as therein noted, and fairly presents or will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period then ended.

     5.3 No Material Adverse Effect. Since the date of the Borrower's most recent financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, there has been no material adverse change in, and there has occurred no event or condition which is likely to result in a material adverse change in, the financial condition, results of operations, business, assets or operations of the Borrower and the Subsidiaries taken as a whole (it being understood that the consummation of an Asset Exchange shall not constitute such a material adverse change).

     5.4 Title to Properties; Possession Under Leases.

     (A) To the best of the Borrower's knowledge, each of the Borrower and the Principal Subsidiaries has good and marketable title to, or valid leasehold interests in, or other rights to use or occupy, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Subsection 3.1.

     (B) Each of the Borrower and the Principal Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where such failure to comply or maintain such leases in full force and effect would not have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases except where such failure would not have a Material Adverse Effect.

     5.5 Ownership of Subsidiaries. The Borrower owns, free and clear of any Lien (other than Liens expressly permitted by Subsection 3.1), all of the issued and outstanding shares of common stock of each of the Principal Subsidiaries.

     5.6 Litigation; Compliance with Laws.

     (A) There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency, or official which (i) challenges the validity of this Agreement or any other Loan Document, (ii) may reasonably be expected to have a material adverse effect on the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document or on the rights of or benefits available to the Lenders under this Agreement or any other Loan Document or (iii) except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, would reasonably be expected to have a Material Adverse Effect.

     (B) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule, or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have a Material Adverse Effect.

     (C) Except as set forth in or contemplated by the financial statements or other reports referred to in Subsection 5.2 and which have been delivered to the Lenders on or prior to the date hereof, (i) the Borrower and each of its Subsidiaries have complied with all Environmental Laws, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect, (ii) neither the Borrower nor any of its Subsidiaries has failed to obtain, maintain or comply with any permit, license or other approval under any Environmental Law, except where such failure would not reasonably be expected to have a Material Adverse Effect, (iii) neither the Borrower nor any of its Subsidiaries has received notice of any failure to comply with any Environmental Law or become subject to any liability under any Environmental Law, except where such failure or liability would not reasonably be expected to have a Material Adverse Effect, (iv) no facilities of the Borrower or any of its Subsidiaries are used to manage any Specified Substance in violation of any law, except to the extent that such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (v) the Borrower is aware of no events, conditions or circumstances involving any Release of a Specified Substance that would reasonably be expected to have a Material Adverse Effect.

     5.7 Agreements.

     (A) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

     (B) Neither the Borrower nor any of the Subsidiaries is in default under any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

     5.8 Federal Reserve Regulations. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally, or ultimately, for any purpose which entails a violation of the Margin Regulations.

     5.9 Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.

     5.10 Use of Proceeds. The Borrower will use the proceeds of the Term Loan solely for the purposes described in the recital paragraphs to this Agreement.

     5.11 Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves or (ii) where such failure to file or pay would not reasonably be expected to result in a Material Adverse Effect.

     5.12 No Material Misstatements. No statement, information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or any other Loan Document or included herein or therein or delivered pursuant hereto or thereto contained, contains, or will contain any material misstatement of fact or intentionally omitted, omits, or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are, or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable in the preparation of such information, report, financial statement, exhibit or schedule.

     5.13 Employee Benefit Plans.

     (A) Each Plan is in compliance with ERISA, except for such noncompliance that has not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

     (B) No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or Section 418B of the IRC, except for any such deficiency that has not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

     (C) No proceedings have been instituted to terminate any Plan, except for such proceedings where the termination of a Plan has not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

     (D) Neither the Borrower nor any Subsidiary or ERISA Affiliate has incurred any liability to or on account of a Plan under ERISA (other than obligations to make contributions in accordance with such Plan), and no condition exists which presents a material risk to the Borrower or any Subsidiary of incurring such a liability, except for such liabilities that have not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

     5.14  Insurance.  Each  of the  Borrower  and  the  Principal  Subsidiaries
maintains insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business against loss or damage of the kind customarily insured against by reputable companies in the same or similar business and of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances.

                                   SECTION 6

                    EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

     6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

     (A) Payment. (i) Failure to repay any outstanding principal amount of the Term Loan at the time required pursuant to this Agreement, or (ii) failure to pay any interest on the Term Loan or any other amount due under this Agreement or any of the other Loan Documents and such default shall continue unremedied for a period of five Business Days; or

     (B)  Default  in  Other  Agreements.  (i)  The  Borrower  or any  Principal
Subsidiary, as the case may be, fails to pay when due, or within any grace period applicable thereto by the terms thereof, any Indebtedness of the Borrower or any Principal Subsidiary aggregating $50,000,000 or more, or (ii) the Borrower or any Principal Subsidiary shall fail to observe or perform any covenant or agreement contained in any single agreement or instrument relating to any Indebtedness in excess of $50,000,000 in the aggregate, in each case within any applicable grace period, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment, pursuant to any put right (or similar right) of the holder thereof, or by the exercise by the Borrower or such Principal Subsidiary of its right to make a voluntary prepayment) in whole or in part prior to its stated maturity; or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Principal Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Principal Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000; or

     (C) Breach of Certain Provisions. Failure of the Borrower or any of its Subsidiaries to perform or comply with any term or condition contained in Subsection 2.3, Section 3 or Subsections 4.1 or 4.2(F), (G), (I) or (J); or

     (D) Breach of Warranty. Any representation, warranty, certification or other statement made by the Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Borrower or any of its Subsidiaries or in writing pursuant or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

     (E) Other Defaults Under Loan Documents. The Borrower or any of its Subsidiaries breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 30 days after the earlier of (i) the Borrower obtaining knowledge of such breach or default or (ii) receipt by the Borrower or any such Subsidiary of notice from the Administrative Agent or the Requisite Lenders of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

     (F) Involuntary Bankruptcy; Appointment of Receiver; Etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Principal Subsidiary, or of a substantial part of the property or assets of the Borrower or a Principal Subsidiary, under the Bankruptcy Code, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or, a Principal
Subsidiary, or (iii) the winding-up or liquidation of the Borrower or any Principal Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

     (G) Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any Principal Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Subsection 6.1(F), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or any Principal Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or
(vii) take any action for the purpose of effecting any of the foregoing; or

     (H) Judgment and Attachments. A judgment or order for the payment of money in excess of $50,000,000 and having a Material Adverse Effect shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise); or

     (I) ERISA; Pension Plans. A Plan shall fail to maintain the minimum funding standard required by Section 412(a) of the IRC for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Borrower or an ERISA Affiliate has incurred a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events a Material Adverse Effect; or

     (J) Change in Control. There shall have occurred a Change in Control.

     6.2 Suspension of the Term Loan Commitment. Upon the occurrence and during the continuation of any Default or Event of Default, and without limiting any other right or remedy hereunder, each Lender, without notice or demand, may immediately cease making additional Loans and cause its obligation to lend its Pro Rata Share of the Term Loan Commitment to be suspended; provided that, in the case of a Default, if the subject condition or event is cured to the reasonable satisfaction of the Requisite Lenders (unless otherwise provided in Subsection 9.2) or waived or removed by the Requisite Lenders (unless otherwise provided in Subsection 9.2) within any applicable grace or cure period, any suspended portion of the Term Loan Commitment shall be reinstated.

     6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligations of the Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to the Borrower, declare all or any portion of the Term Loan and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of the Administrative Agent and the Lenders to make Loans shall thereupon terminate.

     6.4 Rights of Collection. Upon the occurrence and during the continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured, or waived or removed by Requisite Lenders, the Administrative Agent may exercise on behalf of the Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

     6.5 Consents. The Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If the Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to the Administrative Agent or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrower, at the Borrower's cost and expense, agrees to use commercially reasonable efforts, and to cause its Subsidiaries to use their commercially reasonable efforts, to secure such consent and to cooperate with the Administrative Agent and the Lenders in any action commenced by the Administrative Agent or any Lender to secure such consent.

     6.6 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, to set off and to apply any and all (A) balances held by such Lender at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of the Borrower, against and on account of any of the Obligations; provided, that no Lender shall exercise any such right without the prior written consent of the Administrative Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. The Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to the Administrative Agent for the benefit of all the Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any equity of CoBank held by the Borrower without complying with this Subsection 6.6.

     6.7 Application of Payments. Subsequent to the acceleration of the Term Loan pursuant to Subsection 6.3, all payments received by the Lenders on the Obligations and on the proceeds from the enforcement of the Obligations shall be applied among the Administrative Agent and the Lenders as follows: first, to all the Administrative Agent's and the Lenders' fees and expenses then due and payable; then to all other expenses then due and payable by the Borrower under the Loan Documents; then to all indemnitee obligations then due and payable by the Borrower under the Loan Documents; then to all accrued and unpaid interest on the Term Loan in accordance with all such amounts due on the Term Loan; then to the principal amount of the Term Loan; and then to any remaining amounts due under the Obligations, in that order (provided, such priority may be changed with the consent of the Requisite Lenders). Any remaining monies not applied as provided in this Subsection 6.7 shall be paid to the Borrower or any Person lawfully entitled thereto.

     6.8 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender (other than pursuant to Subsection 1.12(2)), if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender's Loans as shall be necessary to cause such Benefited Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. This Subsection 6.8 shall not apply to any action taken by CoBank with respect to equity in it held by the Borrower.

                                   SECTION 7

                           CONDITIONS TO THE TERM LOAN

     The obligations of each Lender to make its Pro Rata Share of the Term Loan are subject to satisfaction of all of the applicable conditions set forth below.

     7.1 Conditions to the Term Loan. The obligations of the Lenders to make the Term Loan are, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions on the Closing Date:

     (A) Executed Loan and Other Documents. (i) This Agreement, (ii) any Note requested by any Lender and (iii) all other documents, financing statements and instruments contemplated by such agreements, shall have been duly authorized and executed by the Borrower or other Persons, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower or such other Persons, as applicable, shall have delivered sufficient original counterparts thereof to the Administrative Agent as the Administrative Agent shall reasonably request.

     (B) Closing Certificates; Opinions.

     (1) Officer's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming compliance with the conditions precedent set forth in Subsections 7.2(B) and (C).

     (2) Certificate of Secretary of the Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or organization, that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of the resolutions of the board of directors of the Borrower, authorizing the borrowings contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents.

     (3) Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of the Borrower and its Principal Subsidiaries under the laws of their respective jurisdictions of organization.

     (4) Opinions of Counsel. The Administrative Agent shall have received a favorable opinion of counsel to the Borrower addressed to the Agents and the Lenders with respect to the Borrower and the Loan Documents, reasonably satisfactory in form and substance to the Administrative Agent.

     (C) Consents.

     (1) Governmental and Third Party Approvals. The Borrower shall have delivered to the Administrative Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, and all such approvals shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (2) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened in writing before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by the Administrative Agent in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

     (D) Fees, Expenses, Etc. There shall have been paid by the Borrower to the Administrative Agent the fees and other amounts set forth or referenced in Subsection 1.4 due and payable on or prior to the Closing Date, to the extent invoiced.

     (E) Litigation, Investigations, Audits, Etc. There shall be no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its respective properties, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except (i) such as affect the telecommunications industry generally or
(ii) as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that would reasonably be expected to have a Material Adverse Effect.

     7.2 Other Conditions to the Term Loan. The obligations of the Lenders to make the Term Loan on any date during the Availability Period (such date, the "Funding Date") is subject to the further conditions precedent set forth below.

     (A) The Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a Notice of Borrowing requesting an advance of the Term Loan.

     (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and such request by the Borrower for the Term Loan shall constitute a representation and warranty by the Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of the Funding Date to the same extent as though made on and as of that date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true, correct and complete in all material respects as of such earlier date).

     (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

     (D) No order, judgment or decree of any court, arbitrator or Governmental Authority of competent jurisdiction shall purport to enjoin or restrain the Lenders from making the Term Loan.

     (E) Since December 31, 2007, there shall not have occurred any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

     (F) All Loan Documents shall be in full force and effect.

                                   SECTION 8

                 ASSIGNMENT AND PARTICIPATION; AGENCY PROVISIONS

     8.1 Assignments and Participations in Loans and Notes. (A) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Subsection 8.1(B), (ii) by way of participation in accordance with the provisions of Subsection 8.1(D), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 8.1(F) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection 8.1(D) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. In the event of an assignment pursuant to this Subsection 8.1, if a new Note is requested by the Person to which interests are to be assigned, the Borrower shall, upon surrender of the assigning Lender's Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned. Each Lender may furnish any information concerning the Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to the provisions of Subsection 9.13. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

     (B) Assignments by the Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

     (i) Minimum Amounts.

          (a) in the case of an assignment of the entire remaining amount of the assigning Lender's Pro Rata Share of the Term Loan Commitment and the Term Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

          (b) in any case not described in Subsection 8.1(B)(i)(a), the aggregate amount of the Term Loan Commitment (which for this purpose includes the Term Loan outstanding thereunder) or, if the Term Loan Commitment is not then in effect, the principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if an "Effective Date" is specified in the Assignment and Assumption, as of the Effective Date) shall not be less than $5,000,000, in the case of any assignment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Term Loan or the Term Loan Commitment assigned.

     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Subsection 8.1(B)(i)(b) and, in addition:

          (a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and provided that assignments by CoBank to institutions chartered under the Farm Credit System shall not require written consent of the Borrower; and

          (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Term Loan Facility if such assignment is to a Person that is not a Lender with a Pro Rata Share of the Term Loan Commitment or the Term Loan, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     (v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to Subsection 8.1(C), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Subsections 1.4(D), 1.11, 1.13, 1.14, 9.1, 9.14 and 9.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection 8.1(B) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 8.1(D).

     (C) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Denver, Colorado a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Pro Rata Share of the Term Loan Commitment of, and principal amounts of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (D) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Pro Rata Share of the Term Loan Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of the Term Loan Commitment and the term Loan on a non-patronage basis.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Subsection 9.2 relating to amendments requiring unanimous consent of the Lenders that affects such Participant. Subject to Subsection 8.1(E), the Borrower agrees that each Participant shall be entitled to the benefits of Subsections 1.11, 1.13 and 1.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 8.1(B). To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 6.6 as though it were a Lender, provided such Participant agrees to be subject to Subsection
6.6 as though it were a Lender.

     Any bank that is a member of the Farm Credit System that (i) has purchased a participation in the minimum amount of $5,000,000, (ii) if the Administrative Agent is other than CoBank, has been designated by written notice to the Administrative Agent as being entitled to be accorded the right of a voting participant, and (iii) receives the prior written consent of the Administrative Agent (such consent being required only if the Administrative Agent is other than CoBank) and of the Borrower (such consent being required only if no Event of Default then exists and is continuing and only as to members not a Participant as of the Closing Date) to become a voting Participant, shall be entitled to vote, and the voting rights of the selling Lender shall be correspondingly reduced, on a dollar-for-dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action.

     (E) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Subsections 1.11, 1.13 and 1.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Subsection 1.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Subsection 1.13(B) as though it were a Lender.

     (F) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     8.2 Agents.

     (A) Appointment. Each Lender hereby irrevocably appoints and authorizes CoBank, as the Administrative Agent and as the Lead Arranger, to act as the Administrative Agent, and the Lead Arranger, hereunder and under any other Loan Document with such powers as are specifically delegated to such Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of the Lenders, subject to the requirement that the consent of certain Lenders or all Lenders, as appropriate, be obtained in certain instances as provided in Subsections 8.3 and 9.2. CoBank hereby agrees to act as the Administrative Agent on the express conditions contained in this Subsection 8.2. The provisions of this Subsection 8.2 are solely for the benefit of the Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as the Administrative Agent, or the Lead Arranger, as applicable, of the Lenders and no Agent shall assume or be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or its respective Affiliates. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

     (B) Nature of Duties. The duties of the Agents shall be mechanical and administrative in nature. None of the Agents shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representation or warranty to it and that no act by any Agent or any such Person hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Administrative Agent that
(i) it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower. The Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If either Agent seeks the consent or approval of any Lender to the taking or refraining from taking of any action hereunder, then such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that Requisite Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

     (C) Rights, Exculpation, Etc. Each of the Agents, their respective Affiliates and any of their or their Affiliates' respective officers, directors, employees, agents or attorneys-in-fact shall not be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence, bad faith or willful misconduct. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, each Agent shall exercise the same care which it would in dealing with loans for its own account, but the Agents shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower. Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant, and if such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of such Agent, violate any Applicable Law or any provision of this Agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, except in connection with its own gross negligence, bad faith or willful misconduct.

     (D) Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

     (E) Indemnification. The Lenders will reimburse and indemnify each Agent and their respective Affiliates and their Affiliates' officers, directors, employees, agents, and attorneys-in-fact (collectively, "Representatives"), on demand (to the extent not actually reimbursed under Subsection 9.1, but without limiting the obligations of the Borrower under such Subsection 9.1) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Agent or their respective Representatives (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent or its Representatives under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender's Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from such Agent's or its Representatives' gross negligence, bad faith or willful misconduct. If any indemnity furnished to any Agent or their respective Representatives for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of the Lenders under this Subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

     (F) The Administrative Agent and the Lead Arranger Individually. With respect to its obligations under the Term Loan Commitment, the Loans made by it, and the Notes issued to it, each of the Administrative Agent and the Lead Arranger shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of the Administrative Agent and the Lead Arranger, in its individual capacity as a Lender or as one of the Requisite Lenders. Each of the Administrative Agent and the Lead Arranger may lend money to, and generally engage in any kind of banking, trust or other business with, the Borrower as if it were not acting as an Agent pursuant hereto.

     (G) Notice of Default. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that an Agent receives such a notice, such Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to the Lenders, such Agent shall have no obligation to notify the Lenders with respect thereto. The Agents shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by Requisite Lenders; provided, further, that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of the Lenders.

     (H) Successor Agents.

     (1) Resignation. Any Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least 30 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

     (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall (and if no Event of Default or Default shall have occurred and be continuing, upon receipt of the Borrower's prior consent, which shall not be unreasonably withheld), appoint a successor Agent from among the Lenders or another financial institution. If a successor Agent shall not have been so appointed within the 30 Business Day period referred to in Subsection 8(H)(1), the retiring Agent, upon notice to the Borrower, shall then appoint a successor Agent from among the Lenders who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of the Borrower's prior written consent (if required under the first sentence of this paragraph), which shall not be unreasonably withheld, appoint a successor Agent as provided above.

     (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this Subsection
8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     8.3 Amendments, Consents and Waivers for Certain Actions.

     (1) Except as otherwise provided in this Agreement (including this Subsection 8.3 and Subsection 9.2) or any other Loan Document, the consent of Requisite Lenders and the Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

     (2) In the event either Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

     8.4 Disbursement of Funds. The Administrative Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of any Loan requested by the Borrower no later than 11:00 a.m. (Denver, Colorado time) at least two Business Days immediately preceding the Funding Date applicable thereto (in the case of LIBOR Loans), otherwise on the Business Day immediately preceding the Funding Date applicable thereto, and each such Lender shall pay the Administrative Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to the Administrative
Agent's account by no later than 1:00 p.m. (Denver, Colorado time) on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower, and the Administrative Agent shall disburse to the Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which the Administrative Agent has received funds. In such event, the Administrative Agent may, on behalf of any Lender not timely paying the Administrative Agent, disburse funds to the Borrower for Loans requested, subject to the provisions of Subsection 8.5(B). Each such Lender shall reimburse the Administrative Agent on demand for all funds disbursed on its behalf by the Administrative Agent. Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require the Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     8.5 Disbursements of Advances; Payments.

     (A) Pro Rata Treatment; Application. Upon receipt by the Administrative Agent of each payment from the Borrower hereunder, other than as described in the succeeding sentence, the Administrative Agent shall promptly credit each Lender's account with its Pro Rata Share of such payment in accordance with such Lender's Pro Rata Share and shall promptly wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of its fees shall be made in like manner, but for the account of the Administrative Agent.

     (B) Availability of Lender's Pro Rata Share.

     (1) Unless the Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by the Borrower, and the Administrative Agent has given notice pursuant to Subsection 8.4, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent on the Funding Date. If such amount is not, in fact, made available to the Administrative Agent by such Lender when due, and the Administrative Agent disburses funds to the Borrower on behalf of such Lender, such Lender and the Borrower severally agree to repay such amount to the Administrative Agent, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

     (2) Nothing contained in this Subsection 8.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights the Administrative Agent or the Borrower may have against such Lender as a result of a default by such Lender under this Agreement.

     (C) Return of Payments.

     (1) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

     (2) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                                   SECTION 9

                                  MISCELLANEOUS

     9.1 Indemnities. The Borrower agrees to indemnify, pay, and hold each Agent and each Lender and their respective Affiliates and the respective officers, directors, employees, agents, and attorneys of each Agent, Lender and their respective Affiliates (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses (including reasonable fees of attorneys and consultants), damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of each Agent and each Lender being a party to this Agreement or otherwise in connection with this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby; provided, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee, in each such case as determined by a final non appealable judgment of a court of competent jurisdiction. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

     9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this
Agreement, the Notes or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Requisite Lenders (or the Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that, notwithstanding any other provision of this Agreement to the contrary and except, with respect to an assignee or assignor hereunder, to the extent permitted by any applicable Assignment and Assumption, no amendment, modification, termination or waiver shall, unless in writing and signed by the Borrower and all the Lenders affected thereby, do any of the following: (i) increase any Lender's Pro Rata Share of the Term Loan Commitment or the Term Loan or change a pro rata payment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to the Term Loan made by such Lender; (iii) extend the Term Loan Maturity Date or extend any other fixed date on which any Obligation is to be paid; (iv) change the percentage of the Lenders which shall be required for the Lenders or any of them to take any action hereunder; (v) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; or (vi) consent to the assignment, delegation or other transfer by the Borrower of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on the Borrower or any other Person in any case shall entitle the Borrower or such Person to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     9.3 Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail (except, to the extent that the Borrower and the Administrative Agent shall expressly agree, specified notices and communications may be delivered or furnished by electronic communications (including emails and internet communications) pursuant to procedures agreed to between the Borrower and the Administrative Agent) and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (Denver, Colorado time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and proper address.

         Notices shall be addressed as follows:

         If to the Borrower:        Citizens Communications Company
                                    3 High Ridge Park
                                    Stamford, CT 06905
                                    Attn: Treasurer
                                    Fax: (203) 614-4602

         With a copy to:            Citizens Communications Company
                                    3 High Ridge Park
                                    Stamford, CT 06905
                                    Attn: General Counsel
                                    Fax: (203) 614-4651

         If to a Lender
         or any Agent:              To the address  set forth on the  signature
                                    page  hereto or in the  applicable
                                    Assignment and Assumption

     9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     9.5 Marshaling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that the Borrower or any other Person makes payment(s) or the Administrative Agent enforces its Liens or any Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether by demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

     9.7 The Lenders' Obligations Several; Independent Nature of the Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Lender pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

     9.8 Headings. Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

     9.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

     9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its respective rights or obligations hereunder without the written consent of all the Lenders.

     9.11 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to the Borrower or its Subsidiaries or Affiliates by any Agent or any Lender.

     9.12 Construction. Each of the Agents, Lenders and the Borrower acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by each of the Agents, Lenders and the Borrower.

     9.13 Confidentiality. The Agents and the Lenders agree to hold any confidential information sufficiently identified as being confidential or proprietary that they may receive from or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis, to directors, officers, employees, agents or legal counsel, independent public accountants and other professional advisors of the Agents or the Lenders or their respective Affiliates in connection with the transactions contemplated hereby; (ii) to regulatory officials having jurisdiction over the Agents or the Lenders or their Affiliates as required by such officials; (iii) as required by Applicable Law or legal process; (iv) in connection with any legal proceeding between or among the Agents or the Lenders and the Borrower or its Subsidiaries (provided that, in the event the Agents or the Lenders are so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.13, the Agents or the Lenders shall promptly notify the Borrower (unless legally prohibited from so doing), so that the Borrower or any of its Subsidiaries may seek, at their sole cost and expense, a protective order or other appropriate remedy); or (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of that Lender's interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13. For purposes of the foregoing, "confidential information" shall mean all information respecting the Borrower or its Subsidiaries, other than (A) information previously filed by the Borrower or its respective Affiliates or Subsidiaries with any Governmental Authority and available to the public or otherwise made available to third parties on a non-confidential basis, (B) information previously published in any public medium from a source other than, directly or indirectly, the Agents or the Lenders in violation of this Subsection 9.13 and
(C) information obtained by the Agents or the Lenders from a source independent of the Borrower or its Subsidiaries. The obligations of the Agents and the Lenders under this Subsection 9.13 shall survive the payment in full of the Obligations and the termination of this Agreement.

     9.14  Consent  to  Jurisdiction  and  Service of  Process.  (A) EACH OF THE
BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF COLORADO, HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

     (B) EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO THE BORROWER, AN AGENT OR A LENDER AT THE ADDRESS TO WHICH NOTICES TO THE BORROWER, SUCH AGENT AND SUCH LENDER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

     9.15 Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF
ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWER, AGENTS AND THE LENDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH AGENT AND EACH LENDER.

     9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Subsections 1.4(D), 1.11, 1.14, 9.1, 9.9, 9.14 and 9.15 and the agreements of the Lenders set forth in Subsection 8.2(E) (together with any other Sections and Subsections stated herein to so survive) shall survive the payment of the Loans and the termination of this Agreement; provided, however, that the Borrower shall have no payment obligation under Subsections 1.11 or 1.14 after termination of this Agreement unless notice of such obligation pursuant to Subsection 1.11 or 1.14 was delivered to the Borrower prior to termination of this Agreement.

     9.17  Entire  Agreement.  This  Agreement,  the Notes  and the  other  Loan
Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

     9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.19 Patriot Act. The Lenders hereby notify Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), they are required to obtain, verify and record information that identifies each of Borrower and its Subsidiaries, which information includes the name and address of such entity and other information that will allow the Lenders to identify such in accordance with the Patriot Act. Each of Borrower and its Subsidiaries shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

                                   SECTION 10

                                   DEFINITIONS

     10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

     "Adjustment Date" means each date which is the Business Day after the receipt by the Administrative Agent of each Compliance Certificate delivered by the Borrower pursuant to Subsection 4.2(C) and related financial statements.

     "Administrative Agent" means CoBank in its capacity as the Administrative Agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agent" and "Agents" mean, respectively, each of the Administrative Agent and the Lead Arranger and, collectively, the Administrative Agent and the Lead Arranger.

     "Agreement" means this Credit Agreement (including all schedules and exhibits hereto), as amended, modified, supplemented, extended and restated from time to time as permitted herein.

     "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Asset Exchange" shall mean the exchange or other transfer of telecommunications assets between or among the Borrower and another Person or other Persons in connection with which the Borrower would transfer telecommunications assets and/or other property in consideration of the receipt of telecommunications assets and/or other property having a fair market value substantially equivalent to those transferred by the Borrower (as determined in good faith by the Borrower's Board of Directors); provided that the principal value of the assets being transferred to the Borrower shall be represented by telecommunications assets.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Subsection 8.1) and accepted by the Administrative Agent, in substantially the form of Exhibit 10.1(A) or any other form approved by the Administrative Agent.

     "Availability Period" the period commencing on the Closing Date and ending at 12:00 noon (Denver, Colorado time) on the earlier to occur of (a) the Funding Date on which the Term Loan Commitment has been advanced in full and (b) May 9, 2008.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

     "Base Rate" means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75% of the United States' 30 largest commercial banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent, the term "Base Rate" shall be determined by reference to such other regularly published prime rate based upon any averaging of such 30 banks, as the Administrative Agent shall determine, or if no such published average prime rate is available, then the term "Base Rate" shall mean a variable rate of interest per annum as determined by the Administrative Agent equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate announced from time to time by any money center bank as selected by the Administrative Agent (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). Any change in Base Rate shall be automatic, without the necessity of notice being provided to the Borrower or any of its Subsidiaries.

     "Base Rate Loans" means Loans accruing interest at the rate determined by reference to the Base Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Budget" means, for the Borrower and its Subsidiaries on a consolidated basis, forecasted; (i) balance sheets; (ii) profit and loss statements; (iii) cash flow statements; (iv) operating budget; and (v) capital budget, all prepared on a consistent basis with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Budget represents and will represent as of the date thereof the good faith estimate of the Borrower and its senior management concerning the most probable course of its business.

     "Business  Day" means (i) for all purposes  other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or New York, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

     "Calculation Period" means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Change in Control" means the occurrence of any of the following: (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by Persons who were neither (i) nominated by the board of directors (or any committee thereof) of the Borrower, nor (ii) appointed by directors so nominated; or (c) any Person or group shall otherwise directly or indirectly Control the Borrower.

     "Closing Date" means the date of this Agreement.

     "Communications Act" means the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

     "Communications System" means a land-line telephone system, a cable television system, a cellular mobile radio telephone system, a long distance telecommunications system or a PCS System, and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems.

     "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, including redeemable preferred securities where the redemption date occurs after the Term Loan Maturity Date, mandatorily redeemable convertible preferred securities, mandatorily convertible Indebtedness (or Indebtedness subject to mandatory forward purchase contracts for equity or similar securities) and minority equity interests in other persons, as determined on a consolidated basis in conformity with GAAP consistently applied.

     "Consolidated Tangible Assets" of any Person shall mean total assets of such Person and its consolidated Subsidiaries, determined on a consolidated basis, less goodwill, patents, trademarks and other assets classified as intangible assets in accordance with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "EBITDA" means, for the period of calculation, the sum of (a) (i) net income or deficit, as the case may be (excluding extraordinary gains, extraordinary non-cash losses, the write up of any assets, any gain or loss on the sale of assets), (ii) total interest expense, (iii) depreciation and amortization expense, (iv) dividends on preferred stock, (v) accrued income or franchise taxes, federal state or local (whether paid or accrued as a liability), and (vi) losses attributable to minority interests, investment losses and non-recurring charges for severance, restructuring and acquisition costs, minus (b) the sum of (I) investment income, (II) interest income, (III) dividend and patronage income, (IV) income from unconsolidated subsidiaries, partnerships and joint ventures, and (V) other income (not otherwise included in clauses (I), (II), (III) and (IV)); in all cases in clauses (a) and (b) only to the extent otherwise included in calculating net income or deficit. For any period of calculation, EBITDA shall be adjusted to give effect to any Material Transaction during the period of calculation as if such Material Transaction occurred on the first day of such period of calculation.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Environmental Laws" means all national, federal, state, provincial, municipal or local laws, statutes, ordinances, orders, judgments, decrees, injunctions, writs, policies and guidelines (having the force of law), directives, approvals, notices, rules and regulations and other applicable laws relating to environmental or occupational health and safety matters, including those relating to the Release or threatened Release of Specified Substances and to the generation, use, storage or transportation of Specified Substances, each as in effect as of the date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b)(l) of ERISA.

     "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section
4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (d) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (e) the termination of a Multi-employer Plan under Section 4041A of ERISA; (f) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; or (g) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

     "FCC" means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising such functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

     "Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guaranty Agreement" means, collectively, each Guarantee executed and delivered pursuant to Subsection 3.7.

     "Indebtedness," of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits made in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of Swap Contracts (except to the extent such obligations are used as a bona fide hedge of other Indebtedness of such Person), (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (except to the extent any such obligations are incurred in support of other obligations constituting Indebtedness of such Person and other than, to the extent reimbursed if drawn, letters of credit in support of ordinary course performance obligations), (j) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person, and (k) all Guarantees of such Person in respect of any of the foregoing; provided, however, that the term Indebtedness shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

     "Lead Arranger" means CoBank in its capacity as Lead Arranger.

     "LIBOR" means for each applicable Interest Period, a fixed annual rate equal to: (a) the rate of interest determined by the Administrative Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented by the Telerate Service as quoted by the British Bankers Association as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided, that in the event British Bankers Association ceases to provide such quotations (as determined by the Administrative Agent), then the Administrative Agent will notify the Borrower and the Administrative Agent and the Borrower will agree upon a substitute basis for obtaining such quotations, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the beginning of such Interest Period for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect); such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (0.0625%).

     "LIBOR Loans" means Loans accruing interest at rates determined by reference to the LIBOR.

     "LIBOR Margin" means the applicable percent per annum determined in accordance with Subsection 1.2(B).

     "Licenses" shall mean any landline telephone, cellular telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Communications System, granted or issued by the FCC, any applicable PUC or other Governmental authority and held by the Borrower or any of its Subsidiaries.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

     "Loan" or "Loans" means an advance or advances under the Term Loan Commitment.

     "Loan Documents" means this Agreement, the Notes, any Security Documents, and Guaranty Agreement, and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of the Agents or the Lenders in connection with the Loans and other transactions contemplated by this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

     "Margin Regulations" shall mean Regulations T, U and X of the Board.

     "Material Adverse Effect" means a material adverse effect on the business, assets, operations, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

     "Material Transaction" means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50,000,000.

     "Multi-employer Plan" means a Multi-employer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding 6 years obligated to make contributions.

     "Note" or "Notes" means one or more of the Term Loan Notes.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower under the Loan Documents from time to time owed to the Administrative Agent and any Lender, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, and all fees, costs and expenses hereunder, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable or any combination thereof whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower or any of its Subsidiaries.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or an ERISA Affiliate sponsors or maintains or to which the Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Principal Subsidiaries" shall mean any Subsidiary of the Borrower, whose Consolidated Tangible Assets comprise in excess of 25% of the Consolidated Tangible Assets of the Borrower and its consolidated Subsidiaries as of the date hereof or at any time hereafter.

     "Pro Rata Share" means (i) prior to the advance of the Term Loan, the percentage obtained by dividing (a) the commitment of a Lender under the Term Loan Commitment by (b) the Term Loan Commitment and (ii) after the advance of the Term Loan, the percentage obtained by dividing (a) the amount of a Lender's outstanding advances related to the Term Loan by (b) the aggregate amount of all outstanding advances related to the Term Loan.

     "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Communications System or over Persons who own, construct or operate a Communications System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

     "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Release" means any spilling, emitting, discharging, depositing, escaping, leaching, dumping or other releasing, including the movement of any Specified Substance through the air, soil, surface water, groundwater or property, and when used as a verb has a like meaning.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than any such Reportable Event for which the 30 day notice requirement under ERISA has been waived.

     "Requisite Lenders" means at least two Lenders (to the extent more than one Lender holds any of the Term Loan Commitment or the outstanding principal amount of the Term Loan) who have in the aggregate Pro Rata Shares greater than 50.00%.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders.

     "Securitization Transaction" means (a) any transfer of accounts receivable or interests therein (i) to a trust, partnership, corporation or other entity (other than a Subsidiary), which transfer or pledge is funded by such entity in whole or in part by the issuance to one or more lenders or investors of indebtedness or other securities that are to receive payments principally from the cash flow derived from such accounts receivable or interests in accounts receivable, or (ii) directly to one or more investors or other purchasers (other than any Subsidiary), or (b) any transaction in which the Borrower or a Subsidiary incurs Indebtedness secured principally by Liens on accounts receivable. The "amount" of any Securitization Transaction shall be deemed at any time to be (A) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction, net of any such accounts receivable that have been written off as uncollectible, and (B) in the case of a transaction described in clause (b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on accounts receivable Incurred pursuant to such Securitization Transaction.

     "Security Documents" means, collectively, each security agreement or other instrument or document executed and delivered pursuant to the proviso to Subsection 3.1 or the proviso to Subsection 3.2 to secure any of the Obligations.

     "Specified Substance" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable
Environmental Laws; (ii) any (A) oil, natural gas, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal fluid, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or
(B) other materials or pollutants that, in the case of both (A) and (B), (1) pose a hazard to the property of the Borrower or any of its Subsidiaries or any part thereof or to persons on or about such property or to any other property that may be affected by the Release of such materials or pollutants from such property or any part thereof or to persons on or about such other property or
(2) cause such property or such other property to be in violation of any Environmental Law; (iii) asbestos, urea formaldehyde foam insulation, toluene, polychlorinated biphenyls and any electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any sound, vibration, heat, radiation or other form of energy and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

     "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association, or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled, or held by the parent, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references in this Agreement to "Subsidiaries" shall be construed as references to Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Term Loan" means any Loan under the Term Loan Commitment.

     "Term Loan Commitment" means $135,000,000.

     "Term Loan Facility" means the term loan credit facility extended to the Borrower pursuant to Subsection 1.1(A).

     "Term Loan Maturity Date" means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) December 31, 2013.

     "Term Loan Note" or "Term Loan Notes" means one or more of the notes of the Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

     "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus the amount of the cash and cash equivalents of the Borrower and its consolidated Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet.

     "Total Leverage Ratio" means, with respect to any fiscal quarter, as of the date ending such fiscal quarter, the ratio of (a) Total Indebtedness as of such fiscal quarter end to (b) EBITDA, for the four consecutive fiscal quarters immediately prior to such fiscal quarter end (including such fiscal quarter).

     10.2 Other Definitional Provisions. References to "Sections," "Subsections," "Exhibits" and "Schedules" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                     CITIZENS COMMUNICATIONS COMPANY,
                                     as the Borrower



                                     By:  /s/ Donald R. Shassian
                                        ----------------------------------
                                           Donald R. Shassian
                                           Chief Financial Officer








                    [Signatures Continued on Following Page]

                    [Signatures Continued from Previous Page]






Commitments and Commitment              COBANK, ACB, as the Administrative
Percentages as set  forth on            Agent, the Lead Arranger and a Lender
Schedule 10.1(A) attached hereto.
----------------

                                        By:  /s/ Gary Franke
                                            -------------------------------
                                              Gary Franke
                                              Vice President

                                        Address: CoBank, ACB
                                        5500 South Quebec Street
                                        Greenwood Village, Colorado 80111
                                        Attn:  Gary Franke
                                        Fax:   770-618-3202
                                        Email:  gfranke@cobank.com
                                                ------------------

                                        With a copy to:

                                        Address: CoBank, ACB
                                        5500 South Quebec Street
                                        Greenwood Village, Colorado 80111
                                        Attn:  Communications and Energy
                                                Banking Group
                                        Fax: (303) 694-5967
                                        Email:  syndications@cobank.com
                                                -----------------------

Commitments and Commitment              UNION BANK OF CALIFORNIA,
Percentages as set forth on             N.A., as a Lender
Schedule 10.1(A) attached hereto.
----------------
                                        By:   /s/ Richard Vian
                                              --------------------------
                                               Richard Vian
                                               Vice President

                                         Address: Union Bank of California, N.A.
                                         445 So Figueroa Street
                                         Los Angeles, California 90071
                                         Attn:  Richard Vian
                                         Fax:   213-236-5747
                                         Email:  richard.vian@uboc.com
                                                 ---------------------

                                         With a copy to:

                                         Address: Union Bank of California, N.A.
                                         Commercial Loan Operations
                                         1980 Saturn Street
                                         Monterey Park, California 91754
                                         Attn:  Commercial Loan Operations
                                         Supervisor
                                         Fax: (323) 720-2252
                                         Email:  #clo_synd@uboc.com
                                                          ---------